Exhibit A

PLAN INVESTMENT FUND, INC.
ARTICLES SUPPLEMENTARY TO THE CHARTER
PLAN INVESTMENT FUND, INC., a Maryland corporation
(hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:
FIRST:	The board of directors of the Corporation, at a
meeting duly convened and held on the 8th day of March
2005, adopted a resolution reclassifying One Billion (1,000,000,000) unissued shares with a par value of
One Tenth of One Cent ($.001) per share of the
Unclassified Stock of the Corporation as
Government/REPO Portfolio Participation Certificates
Stock by setting or changing before the issuance of
such shares, the preferences, rights, voting powers, restrictions, limitations as to dividends, qualification or terms of redemption of, and the
conversion or other rights, thereof as hereinafter set forth.
SECOND:	A description of the shares so reclassified with the
preferences, conversion and other rights, voting
powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, if any, as set or changed by the board of directors of
the Corporation is as follows:
		(NONE)
THIRD:	The aforesaid shares of the Corporation have been duly
reclassified by the board of directors pursuant to
authority and power contained in the charter of the
Corporation.
IN WITNESS WHEREOF, PLAN INVESTMENT FUND, INC. has caused
these presents to be signed in its name and on its behalf by its President and attested by its Secretary on 23rd day of March, 2005.
PLAN INVESTMENT FUND, INC.
By:  /s/ David P. Behnke
            David P. Behnke, President and
Chief Executive Officer
Attest:  /s/ Sandra K. Strutz
                  Sandra K. Strutz, Secretary
THE UNDERSIGNED, President of PLAN INVESTMENT FUND, INC.,
who executed on behalf of said corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all materials respects, under the penalties of perjury.
/s/ David P. Behnke
     David P. Behnke, President and
Chief Executive Officer




Exhibit B:

BYLAWS
OF
PLAN INVESTMENT FUND, INC.
A MARYLAND CORPORATION
ARTICLE I
OFFICES
SECTION 1.	General Office.  The general office of Plan
Investment Fund, Inc. (hereinafter called the "Corporation") shall be located in the vicinity of Chicago, Illinois.
SECTION 2.	Other Offices.  The Corporation may also have
offices at such places both within and without the State of Maryland as the Board of Trustees may from time to time determine or the business of the Corporation may require.
ARTICLE II

PURPOSES AND POWERS
SECTION 1.	Purposes.  The purposes of the Corporation shall
be as stated in its Articles of Incorporation.
SECTION 2.	Powers.  The Corporation shall engage only in
those activities directly related to carrying out its purposes as stated in its Articles of Incorporation.
ARTICLE III

HOLDERS OF PARTICIPATION CERTIFICATES
SECTION 1.	Annual Meetings.  The annual meeting of the
Participation Certificate holders of the Corporation shall be held at the principal office of the Corporation or at such other place within or without the State of Maryland as may be determined by the Board of Trustees and as shall be designated in the notice of the meeting, no later than September 30, 1987, at a date to be determined by the President of the Corporation and, after the first meeting, each year thereafter no later than September 30, and at such time as shall be specified by the
Board of Trustees for the purpose of electing Trustees and for the transaction of such other business as may properly be brought before the meeting. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Corporations Articles of Incorporation or these Bylaws.
SECTION 2.	Special Meetings.  Special meetings of the
Participation Certificate holders for any purposes, unless otherwise prescribed by statute or by the Corporations Articles of Incorporation, may be held at any place within the United States, and may be called at any time by the Board of Trustees or at the request in writing of a majority of the Board of Trustees or at the request in writing of not less than ten (10) separate Participation Certificate holders. Any written request shall state the purpose or purposes of the proposed meeting and the matters to be acted upon, and only such purpose or purposes and matters so specified may properly be brought before such meeting.
SECTION 3.	Notice of Meetings.  Written or printed notice of
the purpose or purposes and of the time and place of every meeting of the Participation Certificate holders shall be given by the Secretary of the Corporation to each Participation Certificate holder of record entitled to vote at the meeting, by placing the notice in the mail at least ten (10) days, but not more than sixty (60) days, prior to the date designated for the meeting addressed to each Participation Certificate holder at its address appearing on the books of the Corporation or
supplied by the Participation Certificate holder to the Corporation for the purpose of notice. The notice of any meeting of Participation Certificate holders may be accompanied by a form of proxy approved by the Board of Trustees in favor of the actions or persons as the Board of Trustees may select.
SECTION 4.	Quorum.  Except as otherwise provided by statute
or by the Corporations Articles of Incorporation, the presence in person or by proxy of Participation Certificate holders of the Corporation entitled to cast at least a majority of the
votes to be cast shall constitute a quorum at each meeting of the Participation Certificate holders. In the absence of a quorum, the Participation Certificate holders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time as provided in Section 5 of this Article III until a quorum shall attend. The Participation Certificate holders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Participation Certificate holders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of Participation Certificates of the Corporation in excess of a majority that may be required by the laws of the State of Maryland, the Investment Company Act of 1940, as
amended (the "1940 Act"), or other applicable statute, the Corporation's Articles of Incorporation or these Bylaws, for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of Participation Certificates of the Corporation required for action upon the other matter or matters.
SECTION 5.	Adjournment.  Any meeting of the Participation
Certificate holders may be adjourned from time to time, without notice other than by announcement at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. A meeting of the Participation Certificate holders may not be adjourned to a date more than one hundred twenty (120) days after the original record date.
SECTION 6.	Manner of Acting.  When a quorum is present at
any meeting, the vote of the holders of a majority of the Participation Certificates having a right to vote thereat, present in person or represented by proxy, shall determine any question brought before such meeting, unless the question is one upon which by express provision of the applicable statutes, Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall control.
SECTION 7.	Organization.  At every meeting of the
Participation Certificate holders, the Chairman of the Board, or in his absence or inability to act, the President, or in his absence or inability to act, a Vice President, or in the absence or inability to act of the Chairman of the Board, the President and all the Vice Presidents, a chairman chosen by the Participation Certificate holders, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting.
SECTION 8.	Voting.  Except as otherwise provided by statute
or the Corporations Articles of Incorporation, each holder of record of Participation Certificates of the Corporation having voting power shall be entitled at each meeting of the Participation Certificate holders to one vote for every Participation Certificate standing in its name on the records of the Corporation as of the record date determined pursuant to
Section 9 of this Article III, and a pro rata vote for every fractional Participation Certificate standing in its name on the records of the Corporation as of the record date determined pursuant to Section 9 of this Article III. Any matter required to be submitted by the provisions of the Act or other applicable law, or otherwise, to the holders of- the outstanding Participation Certificates shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding Participation Certificates affected by such matter.
Each Participation Certificate holder entitled to vote at
any meeting of Participation Certificate holders may authorize another person or persons to act for it by a proxy signed by the Participation Certificate holder or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy.
If a vote shall be taken on any question other than the
election of Trustees, which shall be by written ballot, then, unless required by statute or these Bylaws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the Participation Certificate holder voting, or by its proxy, and shall state the number of Participation Certificates voted.
SECTION 9.	Fixing of Record Date.  The Board of Trustees may
set a record date for the purpose of determining Participation Certificate holders entitled to vote at any meeting of the Participation Certificate holders. The record date for a particular meeting shall be not more than sixty (60) nor fewer than ten (10) days before the date of the meeting. All persons who were holders of record of Participation Certificates as of the record date of a meeting, and no others, shall or be entitled to vote at such meeting and an adjournment thereof.
ARTICLE IV

BOARD OF TRUSTEES
SECTION 1.	General Powers.  Except as otherwise provided in
the Corporation's Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Trustees. All powers of the Corporation may be exercised by or under authority of the Board of Trustees except as conferred on or reserved to the Participation Certificate holders by law, by the Corporation's Articles of Incorporation
or by these Bylaws.
SECTION 2.	First Board of Trustees.  The persons named in
the Articles of Incorporation of the Corporation as members of the first Board of Trustees shall compose the Board until they are succeeded by a Board elected by Participation Certificate holders at their first meeting, or until their successors are elected and shall have qualified.
SECTION 3.	Number of Trustees.  The number of Trustees shall
be fixed from time to time by resolution of the Board of
Trustees adopted by a majority of the Trustees then in office; provided, however, that the number of Trustees shall in no event be fewer than three, but not more than nineteen. Any vacancy created by an increase in Trustees may be filled in accordance with Section 6 of this Article IV.  No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 5 of this Article IV at the time of the decrease.
SECTION 4.	Election and Term of Trustees.  Trustees shall be
elected annually, by written ballot at the annual meeting of Participation Certificate holders or at a special meeting held for that purpose.  The term of office of each Trustee shall be from the time of his election and qualification until the annual election of Trustees next succeeding his election and until his successor shall have been elected and shall have qualified.
SECTION 5.	Removal of Trustees.  Any Trustee of the
Corporation may be removed by the Participation Certificate
holders with or without cause at any time by a vote of a
majority of the votes entitled to be cast for the election of
Trustees.
SECTION 6.	Vacancies.  Subject to the provisions of the 1940
Act, any vacancies in the Board of Trustees, whether arising from death, resignation, removal or any other cause except an increase in the number of Trustees, shall be filled by a vote of the majority of the Board of Trustees then in office even though that majority is less than a quorum, provided that no vacancy or vacancies shall be filled by action of the remaining Trustees if, after the filling of the vacancy or vacancies, fewer than two-thirds of the Trustees then holding office shall have been elected by the Participation Certificate holders of the
Corporation. A majority of the entire Board may fill a vacancy which results from an increase in the number of Trustees. In the event that at any time a vacancy exists in any office of a Trustee that may not be filled by the remaining Trustees, a special meeting of the Participation Certificate holders shall be held  as promptly as possible and in any event within sixty
(60) days, for  the purpose of filling the vacancy or vacancies.
Any Trustee elected or appointed to fill a vacancy shall hold office only until the next annual meeting of Participation Certificate holders of the Corporation and until a successor has been chosen and qualifies or until his earlier resignation or removal.
SECTION 7.	Place of Meetings.  Meetings of the Board of
Trustees may be held at any place that the Board of Trustees may from time to time determine or that is specified in the notice of the meeting.
SECTION 8.	Regular Meetings.  Regular meetings of the Board
of Trustees shall be held at least three times during the Corporation's fiscal year at times and places determined by the Chairman of the Board and President.
SECTION 9.	Special Meetings.  Special meetings of the Board
of Trustees may be called at any time for any purpose by the Chairman of the Board or the President and shall be requested by the Secretary when and, as he shall be so required, in writing, by the Chairman of the Board or President or any two or more
Trustees.
SECTION 10.	Annual Meeting.  The annual meeting of each newly
elected Board of Trustees shall be held as soon as practicable after the meeting of Participation Certificate holders at which the Trustees were elected.  No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of Participation Certificate holders. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Trustees.
SECTION 11.	Notice of Special Meetings.  Notice of each
regular and special meeting of the Board of Trustees shall be given by the Secretary.  Each notice shall state the time and place of the meeting and shall be delivered to each Trustee, either personally or by telephone or other standard form of telecommunication, at least twenty-four (24) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the Trustee at his residence or usual place of business, and mailed at least three (3) days
before the day on which the meeting is to be held.
SECTION 12.	Quorum and Voting.  One-half of the members of
the entire Board of Trustees shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at the meeting, and except as otherwise expressly required by statute, the Corporation's Articles of Incorporation, these Bylaws, the 1940 Act, or any other applicable statute, the act of a majority of the Trustees
present at any meeting at which a quorum is present shall be the act of the Board.  In the absence of a quorum at any meeting of the Board, a majority of the Trustees present may adjourn the meeting to another time and place until a quorum shall be present. Notice of the time and place of any adjourned meeting shall be given to the Trustees who were not present at the time of the adjournment and, unless the time and place were announced at the meeting at which the adjournment was taken, to the other Trustees. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.
SECTION 13.	Chairman of the Board.  The Board of Trustees
shall elect a Chairman of the Board to preside at their meetings and at meetings of Participation Certificate holders and to
perform such other duties as may be assigned from time to time by the Board of Trustees.
SECTION 14.	Executive Committee.  There may be an Executive
Committee consisting of not less than four (4) nor more than seven (7) Trustees, as shall be determined from time to time by resolution of the Board. The members of said Committee shall be appointed by the Chairman of the Board. The Chairman of the
Board shall also designate one of the members of the Executive Committee as Chairman of the Executive Committee, to serve for a term of one (1) year and thereafter until his successor has been appointed by the Chairman of the Board and qualified. The
Executive Committee shall meet at the call of the Chairman of the Executive Committee or the President upon not less than forty-eight (48) hours notice.
The Executive Committee, if created, shall have, and may
exercise when the Board of Trustees is not in session, all of the power of the Board of Trustees in the management of the
business and affairs of the Corporation; but the Executive
Committee shall not have the power to appoint or remove any
officer or Trustee of the Corporation, to exercise any non-delegable right, power, or privilege conferred upon the Board of Trustees or the President by statute or by the Corporation's Articles of Incorporation, or to exercise any power denied to it by resolution of the Board of Trustees.
The Executive Committee, if created, shall submit a report
at each regular meeting of the Board of Trustees.  The report shall chronicle all actions of the Committee since its last
report.
SECTION 15.	Other Committees.  The Board of Trustees may
designate an Audit Committee, a Nominating Committee and such other committees as the Board may deem appropriate, each
consisting of two (2) or more Trustees.  The Chairman of each such committee, if any, shall be selected in accordance with the charter or other governing document of such committee if provided therein, or if not so provided, in such manner as may be determined by the Board.  Each such committee shall serve at the pleasure of the Board of Trustees.
SECTION 16.	Written Consent of Trustees in Lieu of a Meeting.
Subject to the provisions of the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.
ARTICLE V

OFFICERS.  AGENTS AND EMPLOYEES
SECTION 1.	Number.  The officers of the Corporation shall be
a President, one or more Vice Presidents, a Secretary, a
Treasurer or such other officers as may be determined from time to time by the Board of Trustees.
SECTION 2.	Election.  Officers shall be elected annually by
the Board of Trustees each year at its first meeting held after the annual meeting of Participation Certificate holders.  Each officer shall hold office until the meeting of the Board
following the next annual meeting of the Participation
Certificate holders and until his successor shall have been duly elected and shall have qualified, subject to the provisions of these Bylaws with respect to the removal of officers.
SECTION 3.	Removal of Officer, Agent or Employee.  Any
officer, agent or employee of the Corporation may be removed by the Board of Trustees with or without cause at any time whenever in its judgment the best interests of the Corporation would be served thereby.  The Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Trustees. Removal shall be without prejudice to the person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.
SECTION 4.	Vacancies.  A vacancy in any office may be filled
by the Board of Trustees for the unexpired portion of the term.
SECTION 5.	Bonds or Other Security.  If required by the
Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in an amount and with any surety or sureties as the
Board may require.
SECTION 6.	President.  The President shall be the Chief
Executive Officer of the Corporation.  In the absence or
inability of the Chairman of the Board to act, the President shall preside at all meetings of the Participation Certificate holders and of the Board of Trustees.  The President may sign any deeds, mortgages, deeds of trust, notes, bonds, contracts, certificates or other instruments authorized by the Board of
Trustees to be executed, except in cases in which the signing and execution thereof shall be delegated by the Board of
Trustees or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed from time to time. The President shall have, subject to the control of the Board of Trustees, general charge of the business and affairs of the Corporation, and may employ and discharge employees and agents of the Corporation, except those elected or appointed by the Board, and he may delegate these powers.
SECTION 7.	Vice President.  Each Vice President shall have
the powers and perform the duties that the Board of Trustees or the President may from time to time prescribe.
SECTION 8.	Treasurer.  The Treasurer shall be the Chief
Financial Officer of the Corporation.  Subject to the provisions of any contract that may be entered into with any custodian
pursuant to authority granted by the Board of Trustees, the
Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation's funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants, in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except
those that may be required for current use, in such banks or other places of deposit as the Board of Trustees may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Trustees or the President.
SECTION 9.	Secretary.  The Secretary shall:
(a)	keep or cause to be kept in one or more books
provided for the purpose, the minutes of all meetings of the
Board of Trustees, the committees of the Board and the
Participation Certificate holders;
(b)	see that all notices are duly given in accordance
with the provisions of these Bylaws and as required by law;
(c)	be custodian of the records and the seal of the
Corporation and affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal;
(d)	see that the books, reports, statements,
certificates and other documents and records required by law to be kept and filed are properly kept and filed; and
(e)	in general, perform all the duties incident to
the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Trustees or the President.
SECTION 10.	Assistant Treasurers or Assistant Secretaries.
The Corporation may have one or more assistant treasurers or assistant secretaries. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President of the Board of Trustees. The assistant secretaries may sign with the President, or a Vice President, or any other officer thereunto authorized by the Board of Trustees, Participation Certificates, the issue of which shall have been authorized by the Board of Trustees, and any contracts or other instruments which the Board of Trustees has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Trustees or these Bylaws.
ARTICLE VI

PARTICIPATION CERTIFICATES
SECTION 1.	Participation Certificates.  Each holder of
Participation Certificates of the Corporation shall be entitled upon specific written request to such person as may be designated by the Corporation to have a certificate or certificates, in a form approved by the Board, representing the number of Participation Certificates of the Corporation owned by it; provided, however, that certificates for fractional amounts will not be delivered in any case. The certificates shall be signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.
SECTION 2.	Books of Account and Record of Participation
Certificate Holders. There shall be kept at the general office of the Corporation or at such other place or places, as the Board of Trustees shall determine correct and complete books and records of account of all the business and transactions of the Corporation. There shall be made available upon request of any Participation Certificate holder, in accordance with Maryland law, a record containing the number of Participation Certificates issued during a specified period not to exceed twelve (12) months and the consideration received by the Corporation for each such Participation Certificate.
SECTION 3.	Transfers of Participation Certificates.
Transfers of Participation Certificates of the Corporation shall be made on the records of the Corporation only by the registered holder thereof, or by its attorney thereunto authorized by power of attorney or New Account Application duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the Participation Certificate or Certificates, if issued, properly endorsed or accompanied by a duly executed transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any Participation Certificate or Certificates stand on the record of Participation Certificate holders as the owner of the Participation Certificate or Certificates for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such Participation Certificate or Certificates on the part of any other person.
SECTION 4.	Regulations.  The Board of Trustees may make any
additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of Participation Certificates. It may appoint, or authorize any officer or officers to appoint one or more transfer agents or one or more transfer clerks and one or more registrars and may require all Participation Certificates to bear the signature or signatures of any of them.
SECTION 5.	Stolen, Lost, Destroyed or Mutilated
Certificates. The holder of any Participation Certificate shall immediately notify the Corporation of its theft, loss, destruction or mutilation and the Corporation may issue a new Participation Certificate in the place of any Participation Certificate that has been alleged to have been stolen, lost or destroyed or that shall have been mutilated. The Board may, in its discretion, require the owner (or its legal representative) of a stolen, lost, destroyed or mutilated Participation
Certificate: to give to the Corporation a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged theft, loss or destruction of any such Participation Certificate, or issuance of a new Participation Certificate. Anything herein to the contrary notwithstanding, the Board of Trustees, in its absolute discretion, may refuse to issue any such new Participation Certificate, except pursuant to legal proceedings under the laws of the State of Maryland.
SECTION 6.	Fixing of Record Date for Dividends,
Distributions, etc. The Board may fix, in advance, a date not more than one hundred twenty (120) days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of any rights, as the record date for the determination of the Participation Certificate holders entitled to receive any such dividend, distribution, or allotment, and in such case only the Participation Certificate holders of record at the time so fixed shall be entitled to receive such dividend, distribution, or allotment.
ARTICLE VII

GENERAL PROVISIONS
SECTION 1.	Fiscal Year.  The Corporation's fiscal year shall
be determined by the Board of Trustees of the Corporation.
SECTION 2.	Corporate Seal.  The seal of the Corporation
shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, the words "Corporate Seal" and "Maryland" and any emblem or device approved by the Board of Trustees. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced, or by placing the word "(seal)" adjacent to the signature of the authorized officer of the Corporation.
SECTION 3.	Checks, Drafts.  All checks, drafts or other
orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Trustees may from time to time designate.
SECTION 4.	Books, Auditing.  The Board of Trustees shall
cause to be established and maintained a complete accounting system. The Board of Trustees shall after the close of each fiscal year cause to be made by a Certified Public Accountant a full and complete audit of the accounts, books and financial condition of the Corporation as of the end of such fiscal year.
A written report of the audit shall be submitted to the annual meeting of the Participation Certificate holders.
SECTION 5.	Waiver of Notice.  Any Participation Certificate
holder, Trustee or officer may waive, in writing before or after the meeting, any notice of meetings required to be given by these Bylaws.
SECTION 6.	Irregularities in Notice.  Irregularities in the
giving of any notice or the holding of any meeting provided for in these Bylaws shall not invalidate any action taken at such meeting.
SECTION 7.	Duality of Interest.
(a)	No contract or transaction between the
Corporation and one or more of its Trustees or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Trustees or officers are Trustees or officers, or have a duality of interest, shall be void or voidable solely for this reason, or solely because the Trustee or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:
(1)	The material facts as to his relationship or
interest and as to the contract or transaction are disclosed or are known to the Board of Trustees or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Trustees, even though the disinterested Trustees be less than a quorum; or
(2)	The contract or transaction is fair as to
the Corporation as of the time it is authorized, approved or ratified, by the Board of Trustees or a committee thereof.
(b)	Common or interested Trustees may be counted in
determining the presence of a quorum at a meeting of the Board of Trustees or of a committee which authorizes the contract or transaction.
ARTICLE VIII

AMENDMENTS
These Bylaws may be amended or repealed by the affirmative vote of a majority of the Board of Trustees at any regular or special meeting of the Board of Trustees, subject to the requirements of the 1940 Act.

AMENDED AND RESTATED ON JUNE 22, 2005.